UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

A CLEAN SLATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Osceola Blvd. West Palm Beach, FL 33409
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 899-3529

DARWIN RESOURCES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 18, 2011, Robert S. Goldman was appointed as President of the Registrant.

Mr. Goldman, age 77, earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania. He is listed in Who's Who in Finance & Industry and Who's Who in the World. He is a Certified Management Consultant, and executive member of the American Institute of Industrial Engineers. Mr. Goldman served with the U.S. Army Adjutant General Corps, and thereafter in various senior positions in industry and commerce.

Since 1980, Mr. Goldman has been President and CEO of RSG Associates, a venture capital firm. He has served as a member of the board of directors of several companies including those involved in the Telecommunications, Hospitality, Real Estate Development, Professional Sports, and Financial Services industries.

The Company does not have any compensation agreements with Mr. Goldman and Mr. Goldman will not be compensated for his services at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011

A Clean Slate, Inc.

By:  /s/ Richard Astrom
 Name: Richard Astrom
Title: Chief Executive Officer